UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OF 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 26, 2016 (July 20, 2016)

Carolco Pictures, Inc.
(Exact name of registrant as specified in its charter)

Florida	000-55353	26-4330545
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5550 Glades Road, Ste. 500 Boca Raton, Florida	33431
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 826-9307

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to Promissory Notes

On July 20, 2016, Carolco Pictures, Inc. (the “Company”) entered into that certain Amendment to Promissory Notes (“Notes Amendment”) with Alexander Bafer, whereby the maturity date of each of our five loans from Mr. Bafer was amended to be August 1, 2017 instead of October 1, 2015. The five loans are represented by Replacement Convertible Promissory Notes (“Notes”). Pursuant to the terms of the Notes Amendment, Mr. Bafer waived any default under each of the Notes through the date of the Notes Amendment as a result of any amounts payable under the Notes not being paid as of October 1, 2015 and waived the payment of any Default Interest (as defined in the Notes) through the date of the Notes Amendment as a result of such failure of payment. No other terms of the loans changed, and we did not pay any consideration for the extension. Our outstanding balance on the loans under the Notes as of July 20, 2016 was approximately $468,662.

The Notes Amendment is attached hereto as Exhibit 10.1

Redemption and Issuance Agreement.

On July 21, 2016, the Company entered into a Redemption and Issuance Agreement (the “Redemption Agreement”) by and between the Company and South Centre, Inc., an entity owned and controlled by David Cohen, the Company’s sole director (at the time) and Chief Executive Officer. Pursuant to the Redemption Agreement, on the same date, the Company redeemed 2,500,000 shares of the Company’s Series A Preferred Stock (the “Series A Stock”) in exchange for the payment to South Centre of $0.0001 per share, for a total consideration of $250. The Company undertook the redemption for the purposes of obtaining the shares of Series A Stock so that such shares could be paid to certain third parties in connection with the Contribution Agreement as disclosed below.

Also pursuant to the Redemption Agreement, on the same date, the Company issued to South Centre 12,750,000 shares of newly designated Series C Preferred Stock of the Company (the “Series C Stock”) in exchange for payment to the Company of $1,275.

The Redemption Agreement is attached hereto as Exhibit 10.7.

Contribution Agreement

On July 25, 2016, the Company entered into a Contribution Agreement (the “Contribution Agreement”) by and between the Company, Recall Studios, Inc., a Nevada corporation (“Recall”), South Centre, Inc. (“South Centre”) and various other shareholders of Recall (the “Recall Shareholders”).

The Contribution Agreement provided that the Recall Shareholders would contribute to the Company all of the shares of Recall held by the Recall Shareholders, which would result in Recall becoming a wholly owned subsidiary of the Company. In return for the contributions by the Recall Shareholders, the Company issued to the Recall Shareholders 25,256,250 shares of Series C Stock and 2,500,000 shares of the Series A Stock, that were redeemed by the Company from South Centre, as described above. The transactions under the Contribution Agreement closed on July 25, 2016.

The Contribution Agreement is attached hereto as Exhibit 10.8.

Employment Agreements.

The Contribution Agreement provided that, upon the closing of the transactions in the Contribution Agreement, the Company would enter into employment agreements with (i) Bradley Albert as President and Chief Creative Officer of the Company, (ii) Justin Morris as Chief Operating Officer of the Company and (iii) Alexander Bafer as Chief Development Officer of the Company.

Upon the closing of the transactions, the Company entered into employment agreements with each of Mr. Albert, Mr. Morris and Mr. Bafer (collectively, the “Employment Agreements”) which commenced simultaneously with the closing of the transactions under the Contribution Agreement, on July 25, 2016.

The Employment Agreements have a term of one year, subject to extension, and contain other customary terms and conditions relating to the employment of the applicable officers.

The employment agreements with Mr. Albert, Mr. Morris and Mr. Bafer are attached hereto as Exhibits 10.9, 10.10 and 10.11, respectively.

Chairman Agreement.

In connection with the transactions under the Contribution Agreement, the Company entered into a Chairman Agreement with Alexander Bafer (the “Chairman Agreement”) on July 25, 2016, pursuant to which Mr. Bafer was named to the Board and also named Chairman of the Board. Pursuant to the Chairman Agreement, on the effective date thereof the Company issued to Mr. Bafer 510,000 shares of Series A Stock of the Company, which shares were immediately vested. The Chairman Agreement is attached hereto as Exhibit 10.12.

Item 3.02 Unregistered Sales of Equity Securities

On July 25, 2016, pursuant to the Contribution Agreement, the Company issued 1,990,000 shares of Series A Stock and 25,256,250 shares of Series C Stock to the Recall Shareholders in exchange for the contribution to the Company by the Recall Shareholders (collectively) of 25,256,250 shares of common stock of Recall, and 748,334 shares of Class A Preferred Stock of Recall, collectively constituting 100% of the issued and outstanding capital stock of Recall.

Pursuant to the Redemption Agreement pursuant to which South Centre returned 2,500,000 shares of the Series A Stock to the Company, on July 25, 2016, the Company issued to South Centre 12,750,000 shares of Series C Stock in exchange for payment to the Company of $1,275.

At the option of the holder thereof, each share of Series C Stock is convertible into two shares of common stock of the Company (the “Common Stock”) provided that this option is not exercisable until there are sufficient shares of Common Stock authorized for the conversion of all of the Series C Stock. There is no adjustment to the conversion ratio in the event of a reverse stock split of the common stock or for any other reason.

In addition to the above, on the closing of the transaction with Recall, the Company issued 1,000,000 shares of Series C Stock to Harrison Smith (a former shareholder of Recall) and 993,750 shares of Series C Stock to Frank Esposito (an advisor to the Company) in consideration of services rendered to the Company in connection with the Contribution Agreement and the transactions therein.

The issuances of the Series A Stock and the Series C Stock to the Recall Shareholders were completed pursuant to exemptions from registrations provided in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 of Regulation D under the Securities Act.

In addition, as discussed above, pursuant to the Employment Agreement with Mr. Bafer, on the commencement of his employment term, the Company issued to Mr. Bafer 510,000 shares of Series A Stock of the Company, which shares were immediately vested.

ITEM 5.01 Changes in Control of Registrant.

On July 25, 2016, the transactions pursuant to the Contribution Agreement closed, pursuant to which 1,990,000 shares of Series A Stock and 25,256,250 shares of Series C Stock were issued to the Recall Shareholders, and 1,993,750 shares of Series C Stock were issued to Mr. Smith and Mr. Esposito as discussed above in item 3.02. As a result of these transactions, South Centre’s voting control of the Company was eliminated.

Each share of Series A preferred stock has voting rights equal to 100 votes per share. Prior to the redemption described above and the transactions under the Contribution Agreement, South Centre held 62.42% of the voting power of all shares outstanding. Following the redemption described above and the transactions under the Contribution Agreement, South Centre now holds 29.91% of the voting power of all shares outstanding. No one or more related entities now owns in excess of 29.91% of the voting power of all shares outstanding.

As required to be disclosed by Regulation S-K Item 403(c), there are no arrangements, known to the Company, including any pledge by any person of securities of the Company or any of its parents, the operation of which may at a subsequent date result in a change in control of the Company.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective concurrently with the closing of the transactions under the Contribution Agreement, the following individuals were appointed to the Board:

Name	Title
Bradley Albert	Director
Justin Morris	Director
Alexander Bafer	Director

There is no arrangement or understanding among any of the new director, on the one hand or any other person, on the other hand, pursuant to which a new director was appointed as a director, other than the Chairman Agreement disclosed pursuant to Section 1.01 above, which disclosure is incorporated herein by reference.

No new director has a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K other than as described herein. The new directors have not received any compensation in connection with his appointment as a director and no new director will serve on a committee of the Board of directors, at this time, provided that the directors named above are also officers and are parties to the new employment agreements with the Company as disclosed above.

Effective concurrently with the Closing, the Board appointed the following individuals to serve as officers of the Company:

Name	Title
Bradley Albert	President and Chief Creative Officer
Justin Morris	Chief Operating Officer
Alexander Bafer	Chairman of the Board and Chief Development Officer

At the time of their appointments, the Company entered into employment agreements with the persons above, as disclosed above under Item 1.01.

The following is a brief description of the background of our recently appointed officers and directors.

Mr. Albert is our President and Chief Creative Officer and a Director of the Company. Mr. Albert is an immersive visionary and industry leading branding expert. Prior to joining Recall Studios, he served as President of SynappsVR. He led his team to become the first VR company to film a US President in virtual reality and premiered a groundbreaking VR experience at 2016’s TriBeCA Film Festival. Mr. Albert was a marketing executive for over a decade and has developed strategies for some of the most successful companies in the world including Proctor & Gamble, Tyson Foods, Kia and Puma. From Lotus to Ludacris he helped shape the language of modern brand identity. In 2008, Brad founded SynApps Media at the inception of the Mobile App boom and created award winning UI/UX experiences across all mobile platforms. He also worked as an executive producer at Roadside Entertainment where he was a producer for the ESPY awards and a multitude of commercials and documentaries. Mr. Albert graduated with a degree in Organizational Behavior and Management from Brown University.

Mr. Morris is our Chief Operating Officer and a Director of the Company. Mr. Morris is a technology and multi-media veteran with a unique insight into the obstacles facing Virtual Reality and media convergence today. Over the course of his career, Mr. Morris has directed and produced content for industry giants FOX, NBC, The Discovery Channel, SPIKE and E!. He has designed user experiences for a wide range of mediums including immersive content, mobile games, apps and websites. Prior to joining Recall Studios, Mr. Morris served as CEO of SynappsVR, a next generation content company that has pioneered the Virtual Reality landscape. Earlier in his career, Mr. Morris joined FTI Consulting where he helped facilitate deals and restructure over $40 billion of assets for various clients including GM, Lehman Brothers Creditors, the Government of Ireland, TD Bank and Citi. Seeking to broaden his horizons, he founded SynApps Media, a mobile app development firm that worked with clients ranging from AXA insurance to the WNBA’s Washington Mystics. Mr. Morris holds a degree in computer science from Brown University where he worked with the school’s Virtual Reality Lab called The Cave. Mr. Morris also holds a Masters degree in Real Estate Finance from NYU.

Mr. Bafer is our Chief Development Officer, a Director and Chairman of the Board of Directors of the Company. Mr. Bafer is a seasoned executive and established entrepreneur, having generated tens of millions of dollars in revenue for companies during his career. Mr. Bafer has successfully led the organization and development of numerous startup companies, and achieved many successful exits. The Company is the latest success story for Mr. Bafer. During the 5 years under his direction, the Company (formerly known as Brick Top Productions) went public, acquired an Emmy award-winning production company that was generating substantial revenue, and acquired the rights to the name and service mark of “Carolco Pictures”, which belonged to a now defunct but famous Academy Award winning studio behind blockbuster films Terminator 2 & 3, The Rambo Series, Total Recall, and Basic Instinct, just to name a few of the 36 films produced by the famous studio that earned it 16 Academy Award nominations and 6 Academy Award wins. Mr. Bafer’s vision was to rebrand the Company as the new “Carolco Pictures” and reunite the powerhouse name with the famous studio’s original founder and CEO, Mario Kassar. Mr. Bafer was successful, bringing Mr. Kassar on board as the Company’s Chief Development Executive and also as Chairman of the Board from February 2015 through January 2016. This ultimately resulted in the October 2015 sale of Mr. Bafer’s majority interest of the Company for a significant multiple. Given the successes yet to come, Mr. Bafer could not stay away from the Company for long. When new management of the Company asked him to come back to assist in leading the Company back to prominence, Mr. Bafer agreed. Prior to his work with the Company, Mr. Bafer was an equity partner with Guaranteed Mortgage Bankers, where he was responsible for managing and training 75 sales agents throughout 6 multi state offices. During his 4-year tenure at Guaranteed Mortgage, before selling his equity interest, his efforts resulted in a cumulative revenue increase for the company of more than 300%. Mr. Bafer’s business management and financial acumen were apparent even early on in his career and have permeated throughout it ever since. After graduating in the top 4% of his St. John’s University class, Mr. Bafer moved on to help manage a $500 million portfolio at Merrill Lynch in New York City. He then assumed a position as senior account executive with Preferred Securities Group in Boca Raton, Florida, where he was quickly promoted to President and Managing Director responsible for overseeing the firm’s three trading offices, 50 registered representatives and numerous support personnel. From there he accepted an equity position as a fund manager where he was involved in all aspects of building, organizing and managing a hedge fund. Throughout his career, Mr. Bafer has been involved with Investment Management of America, a venture capital firm and incubator, where he has been instrumental in raising capital for numerous prominent start-up ventures. Mr. Bafer has proven to be a successful asset to the management and support teams of several startups and continues to utilize his successes and proven experience in business development to assist others in organizing and developing their business’s from any stage, whether it be a startup or a developed company in need of capital, expansion, guidance or ultimately an exit.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Amendment of Articles

On July 21, 2016, the Company amended its Articles of Incorporation to designate a new series of preferred stock, the Series C Preferred Stock (the “Series C Stock”) to be utilized in the transactions described above.

40,000,000 shares were designated as Series C Stock. The Series C Stock has no economic rights to receive any distributions or other assets of the Company, and has no dividend rights except as may be declared by the Board in its sole and absolute discretion, out of funds legally available for that purpose. Each share of Series C Stock is entitled to vote on all matters requiring a shareholder vote of the Company and each share of Series C Stock has 1 vote relative to each share of Common Stock. At the option of the holder thereof, each share of Series C Stock is convertible into two shares of Common Stock, provided that this option is not exercisable until there are sufficient shares of Common Stock authorized for the conversion of all of the Series C Stock. There is no adjustment to the conversion ratio in the event of a reverse stock split of the Common Stock or for any other reason.

The Certificate of Designation for the Series C Stock is attached hereto as Exhibit 4.1.

Amendment of Bylaws

On July 20, 2016, pursuant to a resolution of the Board, the Board amended the Bylaws of the Company (the “Bylaws”), pursuant to authority granted in the Bylaws, to set the size of the Board at four persons.

The text of the amendment is attached hereto as Exhibit 3.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description

3.1*	Text of Amendment to Bylaws of the Company, as amended on July 20, 2016.
4.1*	Certificate of Designation of Series C Preferred Stock of the Company, effective as of July 21, 2016.
10.1*	Amendment to Promissory Notes, dated as of July 20, 2016, by and between the Company and Alexander Bafer.
10.2	Replacement Convertible Promissory Note, dated July 9, 2015, from the Company to Alexander Bafer for $45,525.00 (Incorporated by reference to Exhibit 10.14 filed with the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 16, 2015)
10.3	Replacement Convertible Promissory Note, dated July 9, 2015, from the Company to Alexander Bafer for $51,076.39 (Incorporated by reference to Exhibit 10.15 filed with the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 16, 2015)
10.4	Replacement Convertible Promissory Note, dated July 9, 2015, from the Company to Alexander Bafer for $102,041.67 (Incorporated by reference to Exhibit 10.16 filed with the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 16, 2015)
10.5	Replacement Convertible Promissory Note, dated July 9, 2015, from the Company to Alexander Bafer for $155,875.00 (Incorporated by reference to Exhibit 10.17 filed with the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 16, 2015)
10.6	Replacement Convertible Promissory Note, dated July 9, 2015, from the Company to Alexander Bafer for $188,597.22 (Incorporated by reference to Exhibit 10.18 filed with the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 16, 2015)
10.7*	Redemption Agreement, dated as of July 21, 2016, by and between South Centre, Inc. and the Company
10.8*	Contribution Agreement, dated as of July 25, 2016, by and between the Company and the other parties thereto.
10.9*	Employment Agreement, dated as of July 25, 2016, by and between the Company and Bradley Albert.
10.10*	Employment Agreement, dated as of July 25, 2016, by and between the Company and Justin Morris.
10.11*	Employment Agreement, dated as of July 25, 2016, by and between the Company and Alexander Bafer.
10.12*	Chairman Agreement, dated as of July 25, 2016, by and between the Company and Alexander Bafer.

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Carolco Pictures, Inc.

Date: July 26, 2016	By:	/s/ David Cohen
David Cohen, Chief Executive Officer